UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2018

Golden Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-24993	41-1913991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6595 S Jones Blvd., Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 893-7777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Long-Term Equity Incentive Structure

On March 14, 2018, the Compensation Committee of the Board of Directors (the “Board”) of Golden Entertainment, Inc. (the “Company”) approved a new long-term incentive structure for equity awards to be granted to the executive officers of the Company under the Golden Entertainment, Inc. 2015 Incentive Award Plan (the “2015 Plan”). Under this new structure, commencing in 2018, the executive officers will receive long-term equity awards in the form of a combination of time-based restricted stock units (“RSUs”) and performance-based RSUs.

The time-based RSUs will vest over three years in equal installments on each anniversary of the date of grant. The time-based RSUs will be eligible for accelerated vesting on the terms described in each executive officer’s respective employment agreement with the Company.

The number of performance-based RSUs that will be eligible to vest will be determined based on the Company’s attainment of performance goals set (or to be set) by the Compensation Committee for each of 2018 and 2019. The percentage achievement for each year relative to the performance objective for such year will be averaged at the end of the two-year period and applied to the “target” number of performance-based RSUs granted to each executive officer. The performance goals for purposes of the performance-based RSUs will be the same as those that are set by the Compensation Committee for purposes of the Company’s annual incentive program, with “threshold,” “target” and “maximum” objectives established for each year. At “threshold” performance, 50% of the “target” number of RSUs will be eligible to vest, at “target” performance, 100% of the “target” number of RSUs will be eligible to vest, and at “maximum” performance, 200% of the “target” number of RSUs will be eligible to vest, with linear interpolation applied between performance levels. The average achievement percentage determined for the two-year period will be subject to a reduction of 15% if the Company’s average ratio of net debt-to-Adjusted EBITDA (as defined below) for 2018 and 2019 exceeds a maximum ratio set by the Compensation Committee. Following the two-year performance period, the number of “vesting eligible” RSUs will then be subject to one additional year of time-based vesting and will vest on March 14, 2021 (the third anniversary of the date of grant), subject to the executive’s continued employment through such vesting date. The performance goals set by the Compensation Committee for 2018 are based on the Company’s attainment of adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) targets. The Compensation Committee believes that setting performance goals for one year periods will allow the Compensation Committee to set challenging targets that better reflect the Committee’s expectations and any changes in the Company’s business from year to year, and will minimize the potential risk of either windfall payouts or retention issues that could be associated with setting less precise performance goals that cover a full two-year period.

In the event of an executive officer’s termination without “cause” or resignation in connection with a “constructive termination,” or a termination upon the executive’s death or disability, the performance-based RSUs will remain eligible to vest based on the actual performance achieved under the terms of the awards, or, if such termination occurs following December 31, 2019, the “performance-adjusted vesting eligible” RSUs will vest on the date of termination. In the event of a change in control, the number of “performance-adjusted vesting eligible” RSUs will be determined as of the date of the change in control in accordance with the award agreement (with the performance achievement percentages based on actual performance for any completed year and “target” performance for any incomplete year), and the resulting number of “performance-adjusted vesting eligible” RSUs will vest on the third anniversary of the date of grant (subject to earlier acceleration in the event of a qualifying termination, as described above). If the performance-based RSUs are not assumed by the acquirer of the Company in a change in control, the number of “performance-adjusted vesting eligible” RSUs will vest in full immediately prior to the consummation of the change in control transaction. The terms cause, constructive termination and disability have the meanings given to such terms in each executive’s respective employment agreement and the term change in control has the meaning given to such term in the 2015 Plan.

On March 14, 2018, the Compensation Committee approved awards of time-based RSUs and performance-based RSUs to the Company’s named executive officers pursuant to the new long-term equity incentive structure. The amounts of the time-based RSUs granted to the named executive officers were:  Blake L. Sartini, 43,890 shares; Stephen A. Arcana, 18,434 shares; Charles H. Protell, 18,434 shares; Sean T. Higgins, 9,875 shares; and Blake L.

Sartini, II, 9,327 shares. The “target” number of performance-based RSUs granted to the named executive officers were:  Mr. Sartini, 43,890 shares; Mr. Arcana, 18,434 shares; Mr. Protell, 18,434 shares; Mr. Higgins, 9,875 shares; and Mr. Sartini II, 9,327 shares.

Annual Incentive Award Program

Effective March 14, 2018, the Compensation Committee established the 2018 Incentive Award Program for the Company’s executive officers, which program is administered under the 2015 Plan. The 2018 Incentive Award Program provides annual bonus opportunities for the executive officers and other employees designated as participants by the Compensation Committee. The methodology for determining annual bonuses under the 2018 Incentive Award Program was designed to motivate and reward participants for their contributions to the Company, based on corporate performance. Target bonuses under the 2018 Incentive Award Program for the executive officers are as follows:  Mr. Sartini, 125% of base salary (which represents an increase from his target bonus of 100% of base salary in 2017); Mr. Arcana, 100% of base salary (which represents an increase from his target bonus of 80% of base salary in 2017); Mr. Protell, 100% of base salary (which represents an increase from his target bonus of 80% of base salary in 2017); Mr. Higgins, 65% of base salary; and Mr. Sartini II, 50% of base salary.

An executive’s annual bonus will be based on the Company’s achievement of Adjusted EBITDA in 2018 relative to the Adjusted EBITDA performance goals approved by the Compensation Committee. The potential payout level for each executive’s annual bonus under the 2018 Incentive Award Program will range between 0% and 200% of his target bonus, based on the Company’s actual achievement of Adjusted EBITDA. Under the 2018 Incentive Award Program, the Compensation Committee set “threshold,” “target,” and “maximum” performance levels for Adjusted EBITDA achievement, with 0% payouts resulting from performance below the “threshold” level, 50% payouts resulting from performance at the “threshold” level, 100% payouts resulting from performance at the “target” level and 200% payouts resulting from performance at or above the “maximum” level, with linear interpolation for Company performance between achievement levels. The Compensation Committee may, in its discretion, reduce an annual incentive award otherwise payable to an executive officer based on such objective or subjective determinations as the Compensation Committee determines to be appropriate.

The 2018 Incentive Award Program is not the exclusive means for the Compensation Committee to award incentive compensation to the executive officers and does not limit the Compensation Committee from making additional discretionary incentive awards. Except as provided in the executives’ employment agreements, an executive must be employed on the date of payment to be eligible to receive his or her award.

The Company expects to adopt a similar annual bonus program for its executive officers in future fiscal years, which will reward achievement at specified levels of financial performance and strategic and individual performance, and which is expected to contain target bonuses and payout ranges consistent with those described above.

Also on March 14, 2018, the Compensation Committee approved the payment to Mr. Protell of a bonus of $400,000 for 2017 as provided in his employment agreement entered into in November 2016 (which amount was credited against any amounts payable to Mr. Protell under the Company’s 2017 incentive award program), and the payment of an additional discretionary bonus of $300,000 to Mr. Protell in recognition of his outstanding performance in 2017.

Base Salary Adjustments and Amendments to Executive Employment Agreements

Also on March 14, 2018, the Compensation Committee approved increases to the annual base salaries of Messrs. Arcana and Protell to $600,000 and an increase to the annual base salary of Mr. Sartini II to $425,000, in each case effective immediately. In addition, the Compensation Committee approved amendments to the employment agreements of certain named executive officers to reflect these changes in base salaries and increased bonus targets (as described above), and to modify the formula for the amount of severance payments payable upon a qualifying termination under such agreements to be a multiple (as set forth in each such officer’s respective employment agreement) of the sum of such named executive officer’s annual base salary and target bonus in effect at the time of the qualifying termination.

The foregoing summaries of the amendments to the employment agreements with Messrs. Sartini, Arcana, Protell and Sartini II do not purport to be a complete description and are qualified in their entirety by reference to the full text of such agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2018.

Change in Principal Accounting Officer

Also on March 14, 2018, the Board appointed Thomas E. Haas as Senior Vice President of Accounting of the Company and reappointed Gary A. Vecchiarelli as Senior Vice President of Finance of the Company, with each such appointment effective as of March 19, 2018. Mr. Haas will now serve as the principal accounting officer of the Company (prior to this change, Mr. Vecchiarelli served as the Company’s principal accounting officer). The Compensation Committee also approved Mr. Haas’ annual base salary of $250,000, set his target bonus for purposes of the Company’s 2018 Incentive Award Program at 35% of his annual base salary, and granted him time-based RSUs for 1,536 shares and performance-based RSUs with a “target” number of 1,536 shares.  These awards were made with the same vesting and other terms as are described above under the heading “New Long-Term Equity Incentive Structure.”

Mr. Haas, 57, joined the Company in October 2017 in connection with the acquisition of American Casino & Entertainment Properties LLC (“American”). Mr. Haas had served as Senior Vice President of Finance and Principal Accounting Officer of American since August 2015, and continued to serve in that role following the American acquisition until his promotion to Senior Vice President of Accounting of the Company. Mr. Haas joined American in April 2004 as the Director of Compliance and was promoted to Vice President Finance in August 2006. Prior to joining American, Mr. Haas held financial and accounting management positions with Mikohn Gaming, Inc., a slot machine manufacturer, and GES Exposition Services, an exhibition and event services company. Mr. Haas started his career with Deloitte & Touche. Mr. Haas earned a BSBA, in Accounting and Finance from the University of Arizona.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN ENTERTAINMENT, INC. (Registrant)

Date: March 20, 2018	/s/ Charles H. Protell
	Name:	Charles H. Protell
	Title:	Executive Vice President,
Chief Strategy Officer and Chief Financial Officer